Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Funds for the period ended April 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Funds for the stated period.

/s/ Daniel D. O’Neill Daniel D. O’Neill	/s/ Patrick J. Rudnick Patrick J. Rudnick
President, Direxion Funds	Principal Financial Officer, Direxion Funds

Dated: July 7, 2011
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Direxion Funds for purposes of Section 18 of the Securities Exchange Act of 1934.